As filed with the Securities and Exchange Commission on December 23, 1996 Registration No. ____________



SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549



FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933



SEARS, ROEBUCK AND CO.
(Exact name of Registrant as specified in its charter)


New York
(State or other jurisdiction of incorporation or organization)


36-1750680
(I.R.S. employer identification no.)


3333 Beverly Road
Hoffman Estates, Illinois  60179
847/286-2500
(Address of principal executive offices)



Sears, Roebuck and Co. Deferred Compensation Plan
(Full title of the Plan)



Michael D. Levin, Esq.
Senior Vice President, General Counsel and Secretary
Sears, Roebuck and Co.
3333 Beverly Road
Hoffman Estates, IL  60179
(847) 286-2500
(Name and address, including zip code, and telephone number, including area code, of agent for service)


_________________________________________________________________
CALCULATION OF REGISTRATION FEE

Title of securities to be registered:  Deferred Compensation
Obligations

Amount to be registered (1): $7,200,000

Proposed Maximum offering price per unit:  (1)

Proposed maximum aggregate offering price:  $7,200,000

Amount of registration fee:  $2,482.76(2)
_________________________________________________________________

(1) The Deferred Compensation Obligations are unsecured obligations of Sears, Roebuck and Co. to pay deferred compensation in the future in accordance with the terms of the Sears, Roebuck and Co. Deferred Compensation Plan. The Deferred Compensation Obligations being registered represent the maximum amount of compensation deferrals which, it is anticipated, may be made by Participants in the Plan under this Registration Statement during the approximate 12 month period following the initial offering date under this Registration Statement and the filing fee has been calculated pursuant to Rule 457(h) based thereon.

(2) Computed in accordance with Rule 457(h) under the Securities
Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee.



Pursuant to General Instruction E of Form S-8, the contents of
Registration Statement No. 33-64775 (filed December 6, 1995) are incorporated by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


PART II


INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     Not applicable.


Item 4.   Description of Securities.

     Not applicable.


Item 5.  Interests of Named Experts and Counsel.

The validity of the Obligations issuable under the Plan has been passed upon for Sears by Venrice R. Palmer, Esq., Senior Counsel, Law Department, of Sears. At October 31, 1996, Mr. Palmer owned 371 Sears common shares credited to his account in The Savings and Profit Sharing Fund of Sears Employees and had options granted under Sears employee stock plans relating to 3545 common shares.


Item 6.  Indemnification of Directors and Officers.

     Not applicable.


Item 7.  Exemption from Registration Claimed.

     Not applicable.


Item 8.  Exhibits.

The exhibits to this Registration Statement are listed in the
Exhibit Index on page E-1, which Exhibit Index is hereby incorporated herein by reference.


Item 9.  Undertakings.

     Not applicable.

SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hoffman Estates, State of Illinois, on this 23rd day of December, 1996.


SEARS, ROEBUCK AND CO.



By:   /s/ MICHAEL D. LEVIN*
          Michael D. Levin
          Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registrant Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                          Title

/s/ARTHUR C. MARTINEZ*             Director, Chairman of  the
Arthur C. Martinez                 Board of Directors and Chief
                                   Executive Officer
                                   (Principal Executive Officer)

/s/ ALAN J. LACY*                  Executive Vice President
Alan J. Lacy                       and Chief Financial Officer
                                   (Principal Financial Officer)

/s/ JAMES A. BLANDA*               Vice President and Controller
James A. Blanda                    (Principal Accounting Officer)

/s/ HALL ADAMS, JR.*               Director
Hall Adams, Jr.

/s/WARREN L. BATTS*                Director
Warren L. Batts

/s/ JAMES W. COZAD*                Director
James W. Cozad

/s/ MICHAEL A. MILES*              Director
Michael A. Miles

/s/RICHARD C. NOTEBAERT*           Director
Richard C. Notebaert

/s/NANCY C. REYNOLDS*              Director
Nancy C. Reynolds

/s/ CLARENCE B. ROGERS, JR.*       Director
Clarence B. Rogers, Jr.

/s/ DONALD H. RUMSFELD*            Director
Donald H. Rumsfeld

/s/ DOROTHY A. TERRELL*            Director
Dorothy A. Terrell

/s/ MICHAEL D. LEVIN   (Attorney-in-Fact)
    Michael D. Levin

Date:  December 23, 1996

EXHIBIT INDEX


Exhibit No.                 Description of Document

4.1                 Sears, Roebuck and Co. Deferred Compensation
Plan, as amended and restated on October 9, 1996 (incorporated by reference to Exhibit 10(b) to Quarterly Report on Form 10-Q of the Registrant for the Quarter Ended September 28, 1996).

4.2                 Sears, Roebuck and Co. Deferred Compensation
Plan election forms for 1997.

5                   Opinion of Venrice R. Palmer, Esq.

15                  Acknowledgment of Deloitte & Touche LLP
concerning unaudited interim financial information

23.1                Consent of Deloitte & Touche LLP.

23.2 Consent of Venrice R. Palmer, Esq. (included in the opinion filed as Exhibit No. 5).

24                  Power of Attorney of certain directors and
officers of the Registrant.